Exhibit 99.1
SEPARATION AGREEMENT AND RELEASE
     This Separation Agreement and Release (“Agreement”) sets forth the mutual agreement of Dell Inc., for itself and its subsidiaries (collectively, “Dell”) and Ronald G. Garriques (“Executive”) regarding the subject matters addressed below.
     1. Separation Date. Executive’s employment with Dell will end January 28, 2011 (“Separation Date”). Until the Separation Date, Executive will serve in a transitional role and Executive’s primary responsibilities will be to complete and/or assist in the transition of ongoing projects, and to perform other duties and special projects as assigned by Steve Felice. During this period, Executive will comply with all of the terms of this Agreement. Nothing in this Agreement confers upon Executive a right to continuing employment with Dell, or imposes on Dell an obligation to continue Executive’s employment relationship, if Executive violates any of the terms of this Agreement, any of the provisions of Executive’s employment or other agreements with Dell, or Dell’s Code of Conduct or any other Dell policy generally applicable to employees of Executive’s level and position. Notwithstanding anything else in this Agreement, if Executive’s employment with Dell ends before January 28, 2011 as a result of Executive’s failure to comply with this paragraph, Executive’s last day of work at Dell will become Executive’s “Separation Date.”
     2. Consideration from Dell. If Executive signs this Agreement, and does not revoke it, Dell will provide Executive with the following good and valuable consideration. Executive agrees that, except as expressly set forth in this Agreement and Dell’s benefit plans, Executive is not entitled to receive from Dell the payment or distribution of any amounts of pay (including bonuses), benefits, cash, stock, stock options or other type of property. Executive agrees that Dell may withhold all taxes it determines it is legally required to withhold from any payments set forth herein, and acknowledges that Executive is responsible for paying any taxes on amounts Executive receives because Executive signed this Agreement.
a.	Continued Employment and Compensation. Until the Separation Date, Dell will continue to employ Executive and pay Executive compensation in the same amount and on the same terms as Dell is currently paying Executive, and Executive will continue to be invited to participate in all the benefits to which Executive is invited to participate as of the date of this Agreement (subject to all applicable terms and conditions and provided Executive continues to make related employee contributions if necessary under Dell’s policies for the enjoyment of such benefits), subject to applicable tax and other withholdings. However, Executive will not be eligible to participate in any of Dell’s incentive bonus plans or long term incentive plans for Fiscal Year 2011 or thereafter.

b.	Severance Pay. Within 15 business days of Dell’s receipt of this signed Agreement, Dell will pay Executive the total amount of One Million, Four Hundred and Forty Thousand Dollars ($1,440,000) (less applicable withholding for taxes) which amount will fully satisfy any severance obligation Dell has to Executive.

c.	Incentive Plan Payment. Within 15 business days of Dell’s receipt of this signed Agreement, Dell agrees to pay Executive the total amount of Three Hundred and Seventy Eight Thousand ($378,000) (less applicable withholding for taxes). Dell and Executive agree that this amount is designed to compensate Executive for Executive’s incentive bonus for Fiscal Year 2011. Executive agrees that he is not eligible to receive any other incentive bonus payout for Fiscal Year 2011 or thereafter.
Ronald G. Garriques — Badge 7237711

     3. Treatment of Employee Benefits including Stock and Stock Options. Executive understands and agrees that balances or vested balances Executive has in any Dell benefit plan will be available to Executive consistent with applicable laws, regulations, and the administrative provisions of the various plan documents. Executive further understands that Executive will not receive any grants of stock, stock units, or options from Dell in the future and that any current stock options, stock units, or restricted stock will expire or be exercisable in accordance with the terms and provisions of the applicable equity agreements and the Dell Incentive Plan(s).
     4. Complete Release. Executive hereby fully releases Dell and all of its owners, partners, shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, joint ventures, and affiliates (and agents, directors, officers, employees, representatives, and attorneys of such subsidiaries and affiliates) (collectively, “Released Parties”), from any and all known or unknown claims or demands Executive may have against any of them. Executive expressly waives and opts out of all claims, whether asserted on an individual or class action basis, against any Released Party including but not limited to all claims arising out of any contract, express or implied, and whether executory or not, any covenant of good faith and fair dealing, express or implied, any tort (whether intentional or negligent, including claims arising out of the negligence or gross negligence of any Released Party and claims of express or implied defamation by any Released Party), and any federal, state, or other governmental statute, regulation, or ordinance, including, without limitation, those relating to qui tam, employment discrimination, termination of employment, payment of wages or provision of benefits, Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act (“OWBPA”), the Worker Adjustment and Retraining Notification (“WARN”) Act, the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), and the Occupational Safety and Health Act. Executive represents that Executive has not assigned to any other person any of such claims and that Executive has the full right to grant this release. Notwithstanding any other provision herein, Dell and Executive agree that Executive is not waiving any claims that may arise in the future under the Age Discrimination in Employment Act, any claim for benefits under Dell’s health and welfare or retirement benefit plans, any future claims based on Dell’s obligations and agreements set forth in this Agreement, nor does this release prevent Executive from participating in a Government investigation. Nothing herein affects any rights Executive may or may not have for indemnification under Dell’s By-Laws or Certificate of Incorporation, or any rights as an insured under Dell’s D&O insurance policies.
     5. Claims under California Law. Executive understands and agrees that the complete release in paragraph 4 above also includes claims made under the California Fair Employment and Housing Act and California Labor Code Section 970-972, etc. Executive expressly waives all the rights and benefits of Section 1542 of the California Civil Code, which section reads as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
     6. Compensation Paid. Executive represents, warrants, and agrees that all forms of compensation and other monies, including paychecks, paid to Executive by Dell to date have been accurately calculated, have represented the proper amounts due to Executive, and have been based on Dell’s merit-based compensation system. The consideration set forth in this Agreement is in excess of what Executive is entitled to receive. If Executive or someone on Executive’s behalf claims any entitlement to further compensation from Dell, Executive agrees that Dell is entitled to full offset of the amounts set forth in this Agreement.
Ronald G. Garriques — Badge 7237711

     7. Non-Admission of Liability. Dell and Executive understand and agree that they are entering into this Agreement to, among other things, resolve any claims or differences that may exist between them. By entering into this Agreement, neither Dell nor Executive admit any liability or wrongdoing.
     8. Future Employment. Executive agrees that Executive has no right to future employment at Dell and that should Executive seek employment with Dell in the future, any decision regarding rehire is at Dell’s sole discretion.
     9. Company Documents, Information, or Property. Executive agrees that, on or before the Separation Date, Executive will have returned to Dell any and all documents relating to Dell or its business operations (and any and all copies thereof, whether in paper form or electronic form), computer equipment, badges, credit cards, and any other Dell property in Executive’s possession or control. Executive represents and agrees that Executive will not take any such documents or property from the control or premises of Dell and that if, at any time after the Separation Date, Executive should come into possession of any such documents or property, Executive will return such documents or property to Dell immediately.
     10. Employment and Other Agreements. Executive agrees that, except as otherwise provided in this Agreement, the provisions of Executive’s Dell Employment Agreement, the Consultancy Agreement which Executive is entering into contemporaneously with this Separation and Release Agreement, any performance-based stock unit agreements, stock option agreements, restricted stock agreements, and confidentiality, non-solicitation or non-competition agreements that Executive previously entered into with Dell, and that are intended to survive Executive’s termination, remain in full force and effect. Moreover, Executive reaffirms Executive’s intent to comply with Executive’s post-employment obligations to Dell under the foregoing agreements.
     11. Mutual Non-disparagement. Executive agrees that he will not, directly or indirectly, make any statement, oral or written, or perform any act or omission that criticizes, denigrates, disparages or is, or could be, detrimental to the reputation or goodwill of Dell or to the reputation (personal or professional) or goodwill of any Executive of Dell, including without limitation any member of Dell’s Board of Directors or Executive Leadership Team. Similarly, Dell agrees that the members of its Executive Leadership Team will not, directly or indirectly, make any statement, oral or written, or perform any act or omission that criticizes, denigrates, disparages or is, or could be, detrimental to the reputation or goodwill of Executive. Nothing in this paragraph, however, prevents the Executive Leadership Team from discussing the communications solutions business, including the financial results of such business internally or externally, except that they agree not to mention Executive by name in any external discussions. The parties agree that the good faith and truthful compliance with a subpoena or other legally compulsive process, including being required to provide testimony as a witness in a lawsuit, will not be a violation of this provision. However, Executive agrees that in the event he is subject to compulsive legal process such as a subpoena or court order to testify as a witness, within three days of receipt of said subpoena or other legal process, he shall provide Dell notice of said legal process by faxing or emailing a copy of the subpoena or other legal process to Dell’s General Counsel.
     12. Cooperation. Executive agrees that he will give Dell Executives full cooperation in connection with any claims, lawsuits, or proceedings that relate in any manner to Executive’s conduct or duties at Dell or that are based on facts about which Executive obtained personal knowledge while employed at Dell. In return, Dell agrees to reimburse Executive for direct and reasonable out of pocket expenses (including reasonable attorney’s fees) incurred with respect to rendering such cooperation.
Ronald G. Garriques — Badge 7237711

     13. Applicable Law and Venue. THIS AGREEMENT SHALL BE INTERPRETED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF TEXAS, AND THE VENUE FOR THE RESOLUTION OF ANY DISPUTES (LOCATION OF ANY LAWSUIT) SHALL BE SOLELY IN THE STATE AND FEDERAL COURTS OF WILLIAMSON COUNTY, TEXAS.
     14. Severability. The fact that one or more paragraphs (or portion thereof) of this Agreement may be deemed invalid or unenforceable by any court shall not invalidate the remaining paragraphs or portions of such paragraphs of this Agreement.
     15. Certain Acknowledgments. Executive acknowledges that Executive is signing this Agreement voluntarily with full knowledge of its contents. If Executive decides not to sign this Agreement, Dell will not retaliate against Executive. Executive is not relying on any promise or representation not specifically and explicitly made in this Agreement. This Agreement may not be amended or modified except by a written agreement signed by Executive and an authorized officer of Dell. Executive understands that any changes that the parties agree to make to this Agreement after it has been presented to Executive, whether such changes are material or non-material, will not extend the amount of time Executive has to consider the Agreement.
     16. Consideration and Revocation Periods. Executive understands that Executive may take up to 21 days to consider this Agreement. Executive understands that Executive may use as much or as little of this period as Executive chooses before signing the Agreement. Executive is advised to consult with an attorney before signing this Agreement. If Executive accepts this Agreement, Executive must sign it and return it to Steve Price on or before the expiration of the 21 day period and/or Dell’s withdrawal of the offer contained in the Agreement. By signing this Agreement, Executive acknowledges that Executive was afforded a period of at least 21 days from the date Dell’s proposal was presented to Executive in which to consider it in accordance with OWBPA. In addition, Executive understands that Executive has a period of seven days within which to revoke this Agreement after signing it. To revoke this Agreement, Executive understands that Executive must provide written notification of revocation to Steve Price within seven days from the date Executive signed it.
If the foregoing accurately sets forth Executive’s agreement with Dell, please signify by signing below and returning this Agreement in its entirety to Steve Price on or before the close of business on the twenty-first day after this Agreement was presented to you. If Dell has not received a signed copy of this Agreement by that time, the offer reflected in this Agreement will automatically terminate and expire without further notice from Dell.

Date: November 14, 2010	/s/ Ron Garriques

Signature

Ron Garriques

Print Name
Ronald G. Garriques — Badge 7237711